Exhibit 10.5
                                         , 2007
Seanergy Maritime Corp.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Re:      Initial Public Offering
Gentlemen:
     The undersigned, a shareholder, officer and director of Seanergy Maritime Corp. (the “Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent, dated July 21, 2006 and as amended on May 27, 2007 (“Letter of Intent”), to underwrite an initial public offering (“IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XII hereof):
     I. (1) In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO, the undersigned shall, in accordance with all applicable requirements of the Marshall Islands Business Corporations Act, take all action reasonably within his power to dissolve the Company and distribute all funds held in the Trust Account to holders of the IPO Shares as soon as reasonably practicable including, without limitation, (i) causing the Company’s board of directors to convene and adopt a plan of dissolution and liquidation and (ii) voting, as a director (if applicable), in favor of adopting such plan of dissolution and liquidation.
          (2) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.
          (3) The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor, prospective or actual target business, creditor or other entity that is owed money by the Company for services rendered or products sold to the Company or the claims of any prospective or actual target businesses, subject to the following limitations: (i) such indemnification will only be made insofar as the Company did not obtain a waiver from such party of such party’s rights or claims to the Trust Account, (ii) such indemnification will be made only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account below the amount necessary in order for each holder of IPO Shares to receive a liquidation amount of at least $10.00 per IPO Share owned by such holder, and (iii) such indemnity shall be limited to the extent of the undersigned’s pro rata beneficial ownership of the Company immediately prior to the IPO.
          (4) In the event the funds available outside of the Trust Account are insufficient to cover the Company’s liquidation expenses the undersigned, jointly with the other executive officers of the Company, agrees to advance the Company the funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.
     II. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees: (A) not to become an officer or director of any blank check company until the earlier of the completion of a Business Combination or the Company’s dissolution and liquidation and (B) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business or vessels, until the earlier of: (i) the consummation by the Company of a Business Combination, (ii) the dissolution of the Company or (iii) such time as the undersigned ceases to be a director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have with respect to                                          . Such pre-existing fiduciary or contractual obligations are described more fully in Exhibit A hereto.
     III. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with a company affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Maxim that the Business Combination is fair to the Company’s shareholders from a financial perspective.
     IV. (1) Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
     V. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate originates a Business Combination.
     VI. (1) The undersigned agrees to be the Chief Executive Officer and Co-Chairman of the board of directors of the Company and a director of the Company until the earlier of the consummation of a Business Combination or the dissolution and liquidation of the

Company. The undersigned agrees to not to resign (or advise the board of directors that the undersigned declines to seek re-election to the board of directors) from his position as officer and director of the Company as set forth in the Registration Statement without the prior consent of Maxim until the earlier of the consummation by the Company of a Business Combination or dissolution of the Company and liquidation of the Truest Account. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s positions at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in his positions with the Company.
          (2) The undersigned’s biographical information furnished to the Company and Maxim and attached hereto as Exhibit B is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire previously furnished to the Company and Maxim is true and accurate in all respects as of the date first written above.
          (3) The undersigned represents and warrants that:
     (a) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;
     (b) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
     (c) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:
     (d) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
     (e) Engaging in any type of business practice; or

     (f) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
     VII. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chief Executive Officer and Co-Chairman of the board of directors and as a director of the Company.
     VIII. The undersigned acknowledges and understands that Maxim and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.
     IX. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and the Company and their respective legal representatives or agents (including any investigative search firm retained by Maxim or the Company) any information they may have about the undersigned’s background and finances (the “Information”). Neither Maxim nor the Company nor their respective agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.
     X. In connection with the vote required to consummate a Business Combination, the undersigned agrees that he will vote all shares of Common Stock owned by him prior to the IPO (the “Insider Shares”), if any, in accordance with the majority of the votes cast by the holders of the IPO Shares, and all shares of Common Stock acquired in or following the IPO in favor of a Business Combination.
     XI. The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.
     XII. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Maxim and appoint a substitute agent acceptable to each of the Company and Maxim within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

     XIII. As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses in the maritime shipping industry but not limited to acquisitions in such industry; (ii) “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company; (iii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (iv) (v) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (vi) “Insider Shares” shall mean all of the shares of Common Stock owned by an Insider prior to the IPO; (vii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (viii) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.
     XIV. This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

Ioannis Tsigkounakis

EXHIBIT A
[PROVIDE LIST OF PRIOR FIDUCIARY/CONTRACTUAL OBLIGATIONS]

EXHIBIT B [TO BE UPDATED]
     Ioannis Tsigkounakis has been the Secretary and a director of the Company since the Company’s inception. He is a practicing lawyer specializing in Shipping and Capital Markets law since 1992. In 1994, after three years of freelance practice in Piraeus, he joined the law firm of Vgenopoulos & Partners, one of the largest international practice firms in Greece. Mr. Tsigkounakis advises Greek issuers, brokers, investment firms and banking institutions on capital markets and investment banking matters and has been involved in capital finance transactions, mergers and acquisitions, take-overs and buy-outs, both in Greece and abroad, including, very recently, the acquisition through the Athens Exchange of a controlling interest in Proton Bank of Greece by IRF European Finance Investments Ltd., a company listed on the London AIM, the public tender offer made by Laiki Bank Public Co. Ltd. of Cyprus to Egnatia Bank and Marfin Holdings of Greece, the acquisition of Links of London Ltd., and the issuance by Greek banks of a bond loan of 210 Euros for Folli Follie S.A. He has been a member of the Board of Directors of Redina Maritime Ltd., a crude oil tanker owning company and part of a large tanker carrier. He has also been a non-executive member of the Board of Directors of Marfin Bank Private Fund. He is currently an executive member of the Board of Directors of Hellenic Duty Free Shops, a company listed on the Athens Exchange. Mr. Tsigkounakis received his law degree from the National University of Athens and a master’s degree (DEA) in International Law from the University of Pantheon, Sorbonne I, France. Since 2005, he has been a member of the Greek Legal Society of Banking and Capital Markets Law.

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